UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 6, 2016

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

10 Chemin de Blandonnet
1214 Vernier, Geneva
Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On December 6, 2016, Transocean Partners LLC (“Transocean Partners”) reconvened an extraordinary meeting of common unitholders (the “Special Meeting”), which had been convened and adjourned without a vote on November 11, 2016 and November 16, 2016, to consider and vote on the proposal to approve the Agreement and Plan of Merger, dated as of July 31, 2016 (the “Original Merger Agreement”), and as amended on November 21, 2016 (the “Amendment” and the Original Merger Agreement as amended by the Amendment, the “Merger Agreement”), among Transocean Partners, Transocean Ltd. (“Transocean”), and certain subsidiaries of Transocean, pursuant to which Transocean Partners will merge with and into an indirect wholly owned subsidiary of Transocean (the “Merger”), and the Merger.

The common unitholders of Transocean Partners approved the Merger Agreement and the Merger at the Special Meeting. A copy of the press release announcing the results of the Special Meeting is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01    Financial Statements and Exhibits.

A copy of an opinion of Homburger AG is filed as Exhibit 5.1 herewith and hereby incorporated by reference herein in connection with the issuance of shares of Transocean pursuant to (i) Transocean’s registration statement on Form S-4 (File No. 333-213146) filed with the Securities and Exchange Commission (the “Commission”) on August 15, 2016, as amended by Pre-Effective Amendment No. 1 filed with the Commission on September 14, 2016, by Pre-Effective Amendment No. 2 filed with the Commission on September 22, 2016 and by Pre-Effective Amendment No. 3 filed with the Commission on September 30, 2016, and declared effective on October 4, 2016, and (ii) Transocean’s registration statement on Form S-4 (File No. 333-214768) filed with the Commission on November 22, 2016 and effective upon filing.

(d)  Exhibits.

Exhibit No.	Description

5.1	Opinion of Homburger AG as to legality of the securities being offered.
23.1	Consent of Homburger AG (included in Exhibit 5.1)

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: December 6, 2016	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person

Index to Exhibits

Exhibit No.	Description

5.1	Opinion of Homburger AG as to legality of the securities being offered.
23.1	Consent of Homburger AG (included in Exhibit 5.1)

99.1	Press Release